UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020 (February 10, 2020)

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 9841 Washingtonian Blvd Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 891-8907

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On February 10, 2020, Planet Green Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which two individuals residing in the People’s Republic of China agreed to purchase an aggregate of 1,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of $3,510,000, representing a purchase price of $2.60 per Share (the “Financing”). The Purchase Agreement contains customary representations and warranties by the Company and customary closing conditions.

The foregoing description of the Purchase Agreement the does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 10, 2020, the Company issued a press release announcing the Financing. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of February 10, 2020, by and among Planet Green Holdings Corp. and the purchasers named therein
99.1	Press Release, dated February 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 11, 2020	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
Name: Bin Zhou Title: Chief Executive Officer

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